Exhibit 10.2
LEASE TERMINATION AGREEMENT

THIS LEASE TERMINATION AGREEMENT (“Agreement”) is made as of this 2nd day of March, 2015, by and between TECHPRECISION CORPORATION (“Tenant”) and CENTER VALLEY PARKWAY ASSOCIATES, L.P. (“Landlord”).

WHEREAS, Tenant and Landlord are parties to a certain Lease Agreement dated November 17, 2010 (the “Lease”) whereby Landlord leases to Tenant approximately 3,181 rentable square feet (the “Demised Premises”) on the first floor of the building known as “Saucon Valley Plaza” located in Upper Saucon Township, Lehigh Valley, Pennsylvania (the “Building”) as more particularly described in the Lease; and

WHEREAS, Tenant and Landlord now wish to terminate the Lease on the terms and conditions provided herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound, Tenant and Landlord agree as follows:

1.	Recitals. The foregoing recitals are incorporated herein by reference.

2.	Lease Termination. Landlord and Tenant hereby agree that notwithstanding anything in the Lease to the contrary, the Term shall expire on March 31, 2015 (the “Termination Date”) as though such date were the date originally set forth in the Lease as the Expiration Date (including, without limitation, with respect to Section 4(C) of the Lease) and Tenant shall vacate the Demised Premises on or before the Termination Date in the condition required under the Lease.

3.           Cooperation with New Tenant.  Tenant hereby consents to Landlord’s new incoming tenant for the Demised Premises (the “Incoming Tenant”) accessing the Demised Premises upon reasonable prior notice to Tenant on and after March 15, 2015 to prepare the Demised Premises for its occupancy.  Notwithstanding the foregoing, Tenant shall have no liability for any actions or omissions of the Incoming Tenant and/or its contractors, agents, or employees in the Demised Premises with respect to the same.

4.           Representations and Warranties.  Landlord represents and warrants to Tenant that (i) Landlord has the full power and authority to enter into this Agreement and to perform its obligations hereunder without the authorization or consent of any person or entity which has not already been obtained, and (ii) to Landlord’s knowledge, Tenant is not in default of the Lease as of the date hereof.  Tenant represents and warrants to Landlord that (i) Tenant has the full power and authority to enter into this Agreement and to perform its obligations hereunder without the authorization or consent of any person or entity which has not already been obtained, and (ii) to Tenant’s knowledge, Landlord is not in default of the Lease as of the date hereof.

5.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and each of their respective successors and assigns.

6.           Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements, representations, negotiations, or statements of the parties, in each case in relation to the subjects covered by this Agreement.

7.           Capitalized Terms.  Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings ascribed to such terms in the Lease.

8.           Effect of Lease.  Except as expressly modified by the terms of this Agreement, all of the agreements, covenants, terms and conditions of the Lease shall remain in full force and effect and are hereby restated and ratified by Landlord and Tenant.

9.           Severability. If any provision of this Agreement, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remaining provisions of this Agreement shall not be affected thereby and each of said provisions shall be valid and enforceable to the fullest extent permitted by law.

10.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original hereof, but all of which shall constitute one and the same Agreement.

SIGNATURES APPEAR ON THE NEXT PAGE

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Agreement as of the date first above written.

LANDLORD:

CENTER VALLEY PARKWAY ASSOCIATES, L.P.

By: Center Valley Parkway Associates, LLC,
its general partner
By: /s/ Peter H. Gerbert
Peter H. Gebert, President

TENANT:

TECHPRECISION CORPORATION

By: /s/ Richard F. Fitzgerald
Richard F. Fitzgerald, CFO